Exhibit 99.1

            PMC-Sierra Reports Third Quarter 2006 Results


    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 19, 2006--PMC-Sierra, Inc. (Nasdaq:PMCS):

-- Q3 Net Revenues:        $ 116.5 million

-- Q3 Non-GAAP Net Income: $ 17.4 million or $0.08 per share
                             (fully diluted)

-- Q3 GAAP Net Loss:       $ (11.5) million or $(0.05) per share

    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the third quarter ending October 1, 2006.

    Net revenues in the third quarter of 2006 were $116.5 million, a decrease of 2% compared with $118.8 million in the second quarter of 2006 and 53% higher than in the same period the prior year. As compared to the third quarter of 2005, net revenues in the third quarter of 2006 included a full three months of revenue from the previously announced acquisition of Passave Inc., which closed on May 4, 2006, and the storage semiconductor business of Avago Technologies, which closed in March 2006.

    Net income in the third quarter of 2006 on a non-GAAP basis was $17.4 million (non-GAAP diluted earnings per share of $0.08) compared with non-GAAP net income of $19.4 million (non-GAAP diluted earnings per share of $0.09) in the second quarter of 2006. GAAP net loss in the third quarter of 2006 was $11.5 million (GAAP loss per share of $0.05) compared with GAAP net loss in the second quarter of 2006 of $31.8 million (GAAP loss per share of $0.16). Non-GAAP net income for the third quarter excludes: (i) $11.2 million amortization of purchased intangible assets associated with the purchases of Passave's Fibre To The Home business and Avago's storage semiconductor business;
(ii) $10.6 million in stock-based compensation expenses; and (iii) $6.4 million in restructuring costs.

    For a full reconciliation of GAAP net loss to non-GAAP net income, please refer to the schedule on page 6 of this release. The Company believes the addition of non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

    "In the third quarter, our Enterprise Storage business showed strength as the Fibre Channel transition from 2G to 4G accelerated. The growth in storage during the quarter, however, was offset by reduced shipments of communications products," said Bob Bailey, chairman and chief executive officer of PMC-Sierra.

    Company announcements in Q3 2006 and subsequent include:

    -- PMC-Sierra introduces AFE devices for EPON and GPON: PMC announced the availability of four new Analog Front End Devices (AFEs) for GPON and EPON FTTH equipment. These new Physical layer devices compliment the Company's networking SoCs for GPON and EPON systems. Using these Physical layer devices, system and sub-system OEMs may be able to lower the cost of GPON and EPON access network equipment that deliver carrier-grade triple-play services to consumers worldwide.

    -- PALADIN 20: PMC announced the PALADIN 20, the Company's third generation Digital Predistortion (DPD) solution enabling wireless infrastructure OEMs and carriers to deploy cost-effective Remote Radio Head solutions with significant capital and operational savings. The PALADIN 20 provides 40 percent efficiency for Doherty Power Amplifier-based solutions and solves key technical challenges in amplifier linearity.

    -- Metro Transport solutions for NEC's SpectralWave series: PMC announced that NEC selected PMC-Sierra's metro transport semiconductor solutions for their world-class SpectralWave series. PMC-Sierra's CHESS III and CHESS Wideband solutions enable NEC to deliver a scalable metro transport solution with reduced power, cost and complexity. PMC's solutions allow carriers to manage new Ethernet services and existing T1/E1 services over SONET/SDH infrastructure.

    Third Quarter 2006 Conference Call

    Management will review the third quarter 2006 results and provide guidance for the fourth quarter of 2006 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on October 19, 2006. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2681 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 4189777). A replay of the webcast will be available for five business days.

    Fourth Quarter 2006 Conference Call

    PMC-Sierra is planning on releasing its results for the fourth quarter of 2006 on January 25th, 2007. A conference call will be held on the day of the release to review the quarter and provide an outlook for the first quarter of 2007.

    Safe Harbor Statement

    This press release contains forward-looking statements, including statements regarding the strength of PMC's markets and potential benefits of PMC's new products and solutions, which are subject to risks and uncertainties. Actual results may differ from projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times, inventory levels in the supply chain, customer concentration, and changing environments in the different segments and regions of the business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers and customer premises equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2006. All rights reserved. PMC is a registered trademark of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.



                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                             (unaudited)
                           Three Months Ended       Nine Months Ended
                     -------------------------------------------------
                      Oct 1,    Jul 2,    Oct 2,    Oct 1,    Oct 2,
                       2006      2006      2005      2006      2005

Net revenues         $116,514  $118,780  $ 76,203  $323,075  $213,855

Cost of revenues       39,146    43,560    20,131   109,331    61,124
                     --------- --------- --------- --------- ---------
Gross profit           77,368    75,220    56,072   213,744   152,731


Other costs and
 expenses:
Research and
 development           41,611    41,587    27,205   116,947    88,077
Selling, general and
 administrative        29,235    27,174    14,839    76,002    41,309
Amortization of
 purchased intangible
 assets                11,202     9,934         -    23,246         -
In-process research
 and development            -    20,500         -    35,300         -
Restructuring costs
 and other charges      6,404         -     5,359     5,666    13,833
                     --------- --------- --------- --------- ---------
(Loss) income from
 operations           (11,084)  (23,975)    8,669   (43,417)    9,512

Other income
 (expense):
Interest income, net    1,849     1,267     2,874     6,682     8,061
Foreign exchange loss    (252)   (3,378)   (3,378)   (3,617)   (3,456)
Loss on
 extinguishment of
 debt and
 amortization of debt
 issue costs             (242)     (242)        -      (726)   (1,634)
(Loss) gain on
 investments                -    (3,118)        -    (1,269)    1,439
                     --------- --------- --------- --------- ---------
(Loss) income before
 provision for income
 taxes                 (9,729)  (29,446)    8,165   (42,347)   13,922

Provision for income
 taxes                 (1,796)   (2,388)   (2,230)  (15,345)   (4,181)
                     --------- --------- --------- --------- ---------
Net (loss) income    $(11,525) $(31,834) $  5,935  $(57,692) $  9,741
                     ========= ========= ========= ========= =========

Net (loss) income per
 common share -
 basic               $  (0.05) $  (0.16) $   0.03  $  (0.29) $   0.05

Net (loss) income per
 common share -
 diluted             $  (0.05) $  (0.16) $   0.03  $  (0.29) $   0.05

Shares used in per
 share calculation -
 basic                211,298   203,067   185,110   200,528   183,563
Shares used in per
 share calculation -
 diluted              211,298   203,067   190,739   200,528   189,241




 As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

 A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the
  Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-
              GAAP measures and presentation of results.

                           PMC-Sierra, Inc.
   Reconciliation of GAAP net (loss) income to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                      Oct 1,    Jul 2,    Oct 2,    Oct 1,    Oct 2,
                      2006 (1)  2006 (2)  2005 (3)  2006 (4)  2005 (5)

GAAP net (loss)
 income              $(11,525) $(31,834) $  5,935  $(57,692) $  9,741

Included in Cost of
 revenues:
  Stock-based
   compensation           379       489         -     1,292         -
  Acquisition-related
   costs                    -     5,676         -     8,949         -

Included in Other
 costs and expenses:
  Stock-based
   compensation        10,222     9,534         -    25,233       215
  Acquisition-related
   costs                    -         -         -       222         -
  Amortization of
   intangible assets   11,202     9,934         -    23,246         -
  Employee-related
   taxes                2,355         -         -     2,355         -
  In-process research
   and development          -    20,500         -    35,300         -
  Restructuring costs
   and other charges    6,404         -     5,359     5,666    13,833
  Elimination of
   provision                -         -         -         -      (900)

Included in Other
 income (expense):
  Loss on
   extinguishment of
   debt                     -         -         -         -     1,618
  Loss (Gain) on
   investments              -     3,118         -     1,269    (1,439)
  Foreign exchange
   (gain) loss on
   Canadian taxes        (108)    3,295     3,388     3,074     3,576

Included in Provision
 for income taxes :
  Recovery of prior
   year income taxes        -         -         -         -      (998)
  Withholding and
   other taxes on
   repatriation of
   funds                    -         -         -     7,036         -
  Income tax effect
   of above items      (1,520)   (1,307)   (1,152)   (2,789)     (987)
                     --------- --------- --------- --------- ---------
Non-GAAP net income  $ 17,409  $ 19,405  $ 13,530  $ 53,161  $ 24,659
                     ========= ========= ========= ========= =========

Non-GAAP net income
 per share - diluted $   0.08  $   0.09  $   0.07  $   0.26  $   0.13

Shares used to
 calculate non-GAAP
net income per share
 - diluted            212,561   214,600   190,739   207,945   189,241

Non-GAAP adjustments

(1) $10.6 million stock-based compensation expense; $11.2 million amortization of purchased intangible assets; $2.4 million accrual for employee-related taxes; $6.4 million restructuring costs including $2.6 million for severance, and $3.5 million for excess facilities, and $0.3 million for contract termination and asset impairment primarily related to the workforce reduction in Portland and the closure of the Ottawa facility; $0.1 million foreign exchange gain on Canadian taxes; and $1.5 million income tax effect relating to these non-GAAP adjustments.

(2) $10.0 million stock-based compensation expense; $5.4 million purchase accounting adjustment to inventory and $0.3 million in additional acquisition-related contractor costs included in Cost of revenues; $9.9 million amortization of purchased intangible assets and a $20.5 million charge for in-process research and development from the purchase of Passave, Inc.; $3.2 million write-down of an investment net of a $0.1 million gain on sale of an investment; $3.3 million foreign exchange loss on Canadian taxes; and $1.3 million income tax effect of these non-GAAP adjustments.

(3) $5.4 million restructuring costs for excess facilities vacated in the third quarter of 2005; $3.4 million foreign exchange loss on Canadian taxes and $1.2 million income tax effects related to these non-GAAP adjustments.

(4) $26.5 million stock-based compensation expense; $9.2 million acquisition-related costs comprised of a $8.2 million purchase accounting adjustments to inventory and $0.8 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, general and administrative expenses; $23.2 million amortization of purchased intangible assets and $35.3 million in charges for in-process research and development from the purchases of Passave and the Avago Storage Semiconductor Business; $2.4 million for employee-related taxes; $5.7 million in restructuring comprised of $1.2 million net provision for excess facilities, $4.2 million additional severance, and $0.3 million in contract termination and asset impairment; $1.3 million net loss on investments including a $3.2 million write-down, offset by $1.9 million gains on sales of investments; $3.1 million foreign exchange loss on Canadian taxes; $7.0 million withholding and other taxes on repatriation of funds; and $2.8 million income tax effect of these non-GAAP adjustments.

(5) $0.2 million amortization of deferred stock compensation; $13.8 million restructuring costs including $7.5 million for workforce reduction, $1.0 million for asset write-downs and $5.4 million for excess facilities vacated in the third quarter of 2005; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of investments, $1.0 million reversal of state income tax; $3.6 million foreign exchange loss on Canadian taxes, and $1.0 million income tax effect relating to these non-GAAP adjustments.



                           PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                 Oct 1,      Dec 31,
                                                  2006        2005
                                                              (As
                                                            Restated)
ASSETS:
Current assets:
 Cash and short-term investments               $  250,469  $  627,476
 Accounts receivable, net                          45,576      31,799
 Inventories, net                                  33,787      14,046
 Prepaid expenses and other current assets         25,857      13,630
                                               ----------- -----------
  Total current assets                            355,689     686,951

Other investments and assets                        8,422      16,390
Property and equipment, net                        19,712      10,981
Goodwill                                          394,855       7,907
Intangible assets, net                            233,562       5,575
Deposits for wafer fabrication capacity             5,145       5,145
                                               ----------- -----------
                                               $1,017,385  $  732,949
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $   27,343  $   21,507
 Accrued liabilities                               50,211      40,619
 Income taxes payable                              40,392      32,050
 Deferred income taxes                              2,356       1,037
 Accrued restructuring costs                       14,520      15,233
 Deferred income                                   12,746      11,004
                                               ----------- -----------
  Total current liabilities                       147,568     121,450

2.25% Senior convertible notes due October
 15, 2025                                         225,000     225,000
Deferred taxes and other tax liabilities           42,794      29,090

PMC special shares convertible into 2,099
 (2005 - 2,459) shares of common stock              2,732       3,362

Stockholders' equity
 Capital stock and additional paid in capital   1,312,199   1,008,685
 Accumulated other comprehensive income             1,145       1,723
 Accumulated deficit                             (714,053)   (656,361)
                                               ----------- -----------
  Total stockholders' equity                      599,291     354,047
                                               ----------- -----------
                                               $1,017,385  $  732,949
                                               =========== ===========



                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                  Nine Months Ended
                                                ----------------------
                                                  Oct 1,      Oct 2,
                                                   2006        2005

Cash flows from operating activities:
 Net (loss) income                              $ (57,692)  $   9,741
 Adjustments to reconcile net (loss) income to
  net cash provided by operating activities:
  Stock-based compensation                         26,525         215
  Depreciation and amortization                    34,520       8,976
  In-process research and development              35,300           -
  Impairment of purchased intangible assets             -         538
  Loss on extinguishment of debt                        -       1,618
  Loss (gain) on investments                        1,243      (1,255)
  Gain on disposal of property and equipment            -        (184)
  Changes in operating assets and liabilities:
   Accounts receivable                             (6,070)    (17,858)
   Inventories                                     (5,463)      2,813
   Prepaid expenses and other current assets      (13,202)      1,570
   Accounts payable and accrued liabilities        (7,359)      1,349
   Income taxes payable                            14,518       7,313
   Accrued restructuring costs                       (713)      3,395
   Deferred income                                  1,742       3,804
                                                ----------  ----------
    Net cash provided by operating activities      23,349      22,035
                                                ----------  ----------

Cash flows from investing activities:
 Acquisition of businesses, net of cash acquired (417,738)          -
 Purchases of short-term available-for-sale
  investments                                           -    (138,759)
 Proceeds from sales and maturities of short-
  term available-for-sale investments             222,357     153,084
 Purchases of long-term available-for-sale
  investments in bonds and notes                        -     (35,231)
 Proceeds from sales and maturities of long-term
  available-for-sale investments in bonds and
  notes                                                 -      70,678
 Purchases of investments and other assets              -      (2,000)
 Proceeds from sale of investments and other
  assets                                            5,444         772
 Proceeds from refund of wafer fabrication
  deposits                                              -       1,634
 Purchases of property and equipment               (6,422)     (3,492)
 Proceeds from sale of property                         -       2,604
 Purchase of intangible assets                     (3,944)     (2,130)
                                                ----------  ----------
    Net cash (used in) provided by investing
     activities                                  (200,303)     47,160
                                                ----------  ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes           -     (70,177)
 Proceeds from issuance of common stock            21,857      23,178
                                                ----------  ----------
    Net cash provided by (used in) financing
     activities                                    21,857     (46,999)
                                                ----------  ----------

Net (decrease) increase in cash and cash
 equivalents                                     (155,097)     22,196
Cash and cash equivalents, beginning of the
 period                                           405,566     121,276
                                                ----------  ----------
Cash and cash equivalents, end of the period    $ 250,469   $ 143,472
                                                ==========  ==========



    CONTACT: PMC-Sierra, Inc.
             Alan Krock, Vice President & CFO, 408-988-1204 or
             David Climie, VP Marketing Communications, 408-988-8276 or
             Susan Shaw, Manager, Communications, 408-988-8515